Ex. 99.7
Re: Account Number FA-05670 (the “Account”)
ADDENDUM TO GUARANTY AGREEMENT
     This Addendum (this “Addendum”) is attached to, incorporated by reference into and is fully a part of the Guaranty Agreement (as amended, supplemented or otherwise modified from time to time, the “Agreement”) between UBS Financial Services Inc. (“UBS Financial Services”) and the party signing this Addendum as Client where indicated below (the “Client”) with respect to the Account. Any conflict between the terms of the Agreement and this Addendum shall be resolved in accordance with the terms of this Addendum. Defined terms used herein shall have the respective meanings set forth in the Agreement unless otherwise defined in this Addendum.
     UBS Financial Services and the Client acknowledge and agree that the Agreement is amended by deleting Section 5(i) in its entirety.
Acknowledged and agreed this 28 day of March, 2008.

Client’s Name: Diodes Incorporated
By:	/s/ Keh-Shew Lu
	Name:	Keh-Shew Lu
	Title:	President & CEO